                            INTRAV, INC.
                       STOCK OPTION AGREEMENT



        THIS AGREEMENT is made this ____ day of ______________, ____, by and between INTRAV, Inc. (the "Company") and ____________________________
("You" or "Your").

                            RECITALS:
                            ---------

        A.   You are an employee of the Company.

        B. The Company wishes to enter into this Stock Option Agreement to secure for the Company the benefits of the incentive inherent in common stock ownership by a key employee of the Company who is largely responsible for the Company's future growth and continued financial success, and to afford You the opportunity to obtain or increase a proprietary interest in the Company and, thereby, to have an opportunity to share in its success.

        C. The granted option shall be a non-qualified stock option, which does not satisfy the requirements of Section 422 of the Internal Revenue Code.

        NOW, THEREFORE, it is hereby agreed as follows:

        1. Definitions. When used in this Agreement, the following terms shall have the following meanings:

             (a)  "Agreement" shall mean this Stock Option Agreement.

             (b) "Discharge" shall mean Termination of Employment other than a Termination of Employment resulting solely from Your initiative without undue influence or coercion on You caused by the Company.

             (c) "Discharge for Aggravated Cause" shall mean a Discharge (i) because You commit a dishonest or illegal act that causes harm to the Company, (ii) because You intentionally subvert the best interest of the Company, or (iii) because of gross negligence by You in the performance of the duties reasonably assigned to You of the type You were performing at the time this Agreement was executed.

             (d)  "Expiration Date" is defined in Paragraph 3.

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             (e)  "Fair Market Value" shall mean the price per share of the common stock of the Company prevailing on a national securities exchange which is registered under the Securities Exchange Act of 1934; or, if the security is not traded on such a national securities exchange, the mean between the current bid and asked prices, as determined by the Company in good faith, for the security quoted by persons independent of the Company and any of its affiliates; and in the case there is no generally recognized market for the security, the fair market value as determined in good faith by the Company.

             (f)  "Grant Date" shall mean the date of this Agreement.

             (g)  "Option Price" shall mean $_______ per share.

             (h)  "Optioned Shares" is defined in Paragraph 2.

             (i) "Purchase Agreement" shall mean a stock purchase agreement in substantially the form of Exhibit A to this Agreement.

             (j) "Termination of Employment" shall mean termination of the employment relationship between You and the Company.

        2. Grant of Option. Subject to and upon the terms and conditions of the INTRAV, Inc. 1995 Incentive Stock Plan, and the terms and conditions set forth in this Agreement, the Company hereby grants to You an option to purchase up to ______ shares of the Company's common stock (the "Optioned Shares") from time to time during the option term at the Option Price.

        3. Option Term. This option shall completely expire at the close of business of the tenth anniversary of the Grant Date (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 7. In no event shall any option be exercisable at any time after its Expiration Date.

        4. Option Nontransferable. This option shall be neither transferable nor assignable by You other than by will or by the laws of descent and distribution, and may be exercised during Your lifetime only by You.

        5. Exercise Period. Twenty percent of Your Optioned Shares shall first become exercisable on the first anniversary of the Grant Date, and an additional twenty percent of the Optioned Shares shall first become exercisable on each subsequent anniversary of the Grant Date, provided You are employed continuously by the Company from the Grant Date to such anniversary, as illustrated by the following schedule:

                                    2



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
---------------------------------------------------------------------------

                 EARLIEST         PERCENTAGE OF OPTIONED SHARES
               EXERCISE DATE          THAT MAY BE EXERCISED
---------------------------------------------------------------------------
            First Anniversary                   20%
            of the Grant Date
---------------------------------------------------------------------------

            Second Anniversary                  40%
            of the Grant Date
---------------------------------------------------------------------------

            Third Anniversary                   60%
            of the Grant Date
---------------------------------------------------------------------------

            Fourth Anniversary                  80%
            of the Grant Date
---------------------------------------------------------------------------

            Fifth Anniversary                  100%
            of the Grant Date
---------------------------------------------------------------------------

        Subject to the provisions of this Agreement, within the specified term applicable to each of the Optioned Shares, You may purchase any or all of the Optioned Shares that have become exercisable as described above or in Paragraph 6 at any time or from time to time. In no event may You purchase any Optioned Shares before the earliest exercise date applicable to such shares.

        6. Accelerated Dates of Exercise. The dates of exercise specified in Paragraph 5 shall accelerate should one of the following provisions become applicable.

             (a) Should you die while this option is outstanding, the executors or administrators of your estate or your heirs or legatees (as the case may be) shall have the right to exercise this option for the entire number of shares specified in Paragraph
        2. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) the first anniversary of the
                             -------
        date of your death or (ii) the Expiration Date applicable to each of such shares. From time to time, in a form acceptable to the Company, you may designate any person or persons (concurrently, contingently or successively) to whom the stock option shall be transferred in the event that you shall die before you fully exercise the stock option. A beneficiary designation form shall be effective only when the form is signed by you and filed in writing with the Company while you are alive, and shall cancel all beneficiary designation forms that you have previously signed and filed.


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             (b)  Should you become permanently disabled, such that you are unable to perform the material duties of your employment with the Company, and cease by reason thereof to render periodic services to the Company at any time during the option term, then you shall have the right for a period of twelve months (commencing with the date of such cessation of service status) to purchase the entire number of shares specified in Paragraph 2; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date applicable to each of such shares. Upon the expiration of the limited period of exercisability or (if earlier) upon such Expiration Date, this option shall terminate and cease to be exercisable.

        7. Forfeiture of Options. If You incur a Termination of Employment for any reason other than death or permanent disability (as defined in Paragraph 6) before the Fifth Anniversary of the Grant Date, You will forfeit the Optioned Shares that are not yet exercisable on the date of Your Termination of Employment.

        Should You incur a Termination of Employment because of a Discharge for Aggravated Cause at any time during the option term, You will forfeit all the Optioned Shares that have not been exercised before Your Termination of Employment, including Optioned Shares that had become exercisable pursuant to Paragraph 5.

        8. Exercise after Termination of Employment. You may at any time within one year after Your Termination of Employment exercise options granted under this Agreement to the extent such options were exercisable by You on the date of Your Termination of Employment and were not forfeited in accordance with Paragraph 7. You shall have no further rights under this Agreement after the expiration of such one year period, or after the Expiration Date, whichever is earlier.

        9.   Adjustment in Optioned Shares.

             (a) In the event any change is made to the common stock of the Company issuable under this Agreement by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding common stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

             (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under this Agreement immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to You in the consummation of such merger or

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        business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

             (c) If the Company is not the surviving entity in a merger or other business combination, then with respect to the balance of the Optioned Shares not yet purchased by You, You shall have the right to receive on the effective date of the merger or other business combination in exchange for the right to purchase the Optioned Shares (i) the difference in cash between the Option Price of said shares and the fair market value of the consideration per share of common stock of the Company paid as a result of the merger or combination, if You had the right to acquire such shares on the effective date under Paragraph 5 or Paragraph 6 above, and (ii) with respect to shares which You do not have the right to acquire on the effective date under Paragraph 5 or Paragraph 6 above, Your right to purchase those shares shall terminate on the effective date of the merger or combination.

        10. Privilege of Stock Ownership. As holder of this option, You shall not have any of the rights of a shareholder with respect to the Optioned Shares until You have exercised the option and paid the Option Price.

        11.  Manner of Exercising Option.

             (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, You (or in the case of exercise after Your death, Your executor, administrator, heir or legatee, as the case may be) must take the following actions:

                       (i) Execute and deliver to the Secretary of the Company a Purchase Agreement; and

                       (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                             (A)  full payment, in cash or cash equivalents;
                       or

                             (B) full payment in shares of common stock of the Company, by delivering shares that You already own having a Fair Market Value equal to the Option Price; or

                             (C) full payment in a combination of shares of common stock of the Company valued at Fair Market Value and cash or cash equivalents, equal in aggregate to the Option Price; or

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                             (D)  any other form which the Company may in
                       its discretion approve at the time of exercise of this option; and

                       (iii) Furnish to the Company appropriate documentation
                  that the person or persons exercising the option, if other than You, have the right to exercise this option.

             (b) Options shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company. Payment of the Option Price shall immediately become due and shall accompany the Purchase Agreement. The Fair Market Value of shares tendered in payment of the Option Price shall be determined as of such date. As soon thereafter as practical, the Company shall mail or deliver to You or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

        12.  Compliance with Laws and Regulations.

             (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and You with all applicable requirements of law relating thereto.

             (b) In connection with the exercise of this option, You shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

        13. Successors and Assigns. Except to the extent otherwise provided in Paragraph 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, Your successors, administrators, heirs, legal representatives and assigns and the successors and assigns of the Company.

        14. No Employment or Service Contract. Except to the extent the terms of any employment or service contract between the Company and You may expressly provide otherwise, no provision of this Agreement shall be construed so as to grant You any right to remain as an employee of the Company or its parent or subsidiary corporations, if any, for any period of specific duration.

        15. Notices. Any and all notices referred to or relating to this Agreement shall be furnished in writing and delivered in person or sent by registered mail to the representative parties at the addresses following their signatures to this Agreement or at an address given in a notice that complies with the terms of this Paragraph. A copy

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of all notices shall be sent to the Company at INTRAV, Inc., 7711
Bonhomme Avenue, St. Louis, MO 63105.

        16. Withholding. If You acquire Optioned Shares, the Company shall not deliver or otherwise make such shares available to You until You pay to the Company in cash (or any other form acceptable to the Company) the amount necessary to enable the Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld from Your wages with respect to such transaction.

        If, after a reasonable period of time after You exercise this option, You have failed to remit to the Company the amount necessary to enable the Company to remit to the appropriate government entity or entities on Your behalf the amount required to be withheld from Your wages with respect to such transaction, You hereby authorize, and explicitly grant a power of attorney, to the Company to sell on Your behalf such number of the Option Shares as is necessary for the Company to obtain such amount.

        17. Construction. This Agreement and the option evidenced hereby are in all respects limited by and subject to the express terms and provisions of this Agreement. All decisions of the Company with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

        18. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Missouri.

        19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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


        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and You have also executed this Agreement in duplicate, all as of the day and year indicated above.

                                        COMPANY



                                        By:  _______________________________
                                                   Wayne L. Smith II
                                               Executive Vice President &
                                                Chief Financial Officer



                                        Name:  _____________________________

                                        Address:  __________________________

                                        ____________________________________




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

EXHIBIT A


                       STOCK PURCHASE AGREEMENT

        This Agreement is made as of this _____ day of ________________, _____, by and among INTRAV, Inc. (the "Company") and ___________________ ("You or "Your"), the holder of a stock option under the Stock Option Agreement ("Option Agreement") and ______________________, Your spouse.

                        I.  EXERCISE OF OPTION

        1.1 Exercise. You hereby purchase ___________ shares of common stock of the Company ("Purchased Shares") pursuant to that certain option ("Option") granted to You on __________________ ("Grant Date") under the Option Agreement to purchase up to __________ shares of the Company's common stock (the "Optioned Shares") at an option price determined pursuant to Paragraph 1(g) of the Option Agreement.

        1.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Company, You shall pay the aggregate Option Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.


                    II.  MISCELLANEOUS PROVISIONS

        2.1 Power of Attorney. Your spouse hereby appoints You his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Your spouse further gives and grants unto You as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that You shall lawfully do and cause to be done by virtue of this power of attorney.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                            COMPANY


                            By:  ______________________________

                            Title:  ___________________________

                            Address:  _________________________

                            ___________________________________

                            ___________________________________


                            You:_______________________________

                            Address:  _________________________

                            ___________________________________

                            ___________________________________


                            Your Spouse:________________________

                            Address:  __________________________

                            ____________________________________





                                    10




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                            INTRAV, INC.

                       STOCK OPTION AGREEMENT

    DATED ________________ WITH ___________________ (THE "AGREEMENT")

                      BENEFICIARY DESIGNATION



        I hereby direct that the stock option granted under the Agreement, to the extent not fully exercised at the time of my death, shall be transferred upon my death to ______________________________________________, if living, or otherwise to _________________________________________________
___________________________________________________________________________.

                                        ____________________________________
                                        Date

STATE OF  __________________
__________ OF ______________



        Subscribed and sworn to before me this _____ day of _______________,
_____.

                                        ____________________________________
                                        Notary Public

My Commission Expires:

_________________________



                                    11